                              Apax Europe IV GP CO

                        APPOINTMENT OF ALTERNATE DIRECTOR

I, DENISE FALLAIZE

A DIRECTOR OF THE ABOVE NAME  COMPANY IN  PURSUANCE  OF THE POWER IN THAT BEHALF
CONTAINED IN THE ARTICLES OF ASSOCIATION OF THE COMPANY,  DO HEREBY NOMINATE AND
APPOINT

Andrew Guille

TO ACT AS  ALTERNATE  DIRECTOR  IN MY  PLACE  WHILE  I AM OUT OF THE  ISLAND  OF
GUERNSEY ON THURSDAY 19 MAY 2005 AND TO EXERCISE  ALL MY DUTIES AS A DIRECTOR OF
THE COMPANY.

I UNDERSTAND  THAT THE  APPOINTMENT  OF AN  ALTERNATE  WILL NOT RELIEVE ME OF MY
DUTIES AND RESPONSIBILITIES AS A DIRECTOR OF THE COMPANY.

Signed: /s/ Denise Fallaize